CONSULTANCY AGREEMENT

THIS CONSULTANCY AGREEMENT (this Agreement) is made as of this 28 day of January, 2005, by and between Advaxis, Inc., a Delaware corporation, having a principal place of business at 212 Carnegie Center, Princeton, NJ 08540, (Company), and Dr. Yvonne Paterson, who is working at 323 Johnson Pavilion, 36th St. and Hamilton Walk, Philadelphia, PA 19104-6076, (215) 898-3461, (215) 573-4666, SS No 085-62-9236.

WHEREAS, Consultant and Company desire to enter into an agreement for the performance by Consultant of certain consulting services (the Services); and

WHEREAS, Consultant has the specific knowledge, experience, and expertise to perform the Services;

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions hereinafter set forth, and intending to be legally bound, Company and Consultant agree as follows:

1. SERVICES AND COMPENSATION

1.1 Services. Consultant shall provide the Services and perform all duties as requested by Company, as more particularly set forth in the project plan attached hereto as Schedule A (the, Project Plan). The parties may agree at any time to modify the Project Plan; provided, however, that all such modifications must be in writing and signed by both parties. Consultant shall control the manner and means by which it performs the Services, subject to the parameters of the Project Plan and the express provisions of this Agreement. Company agrees that Consultant shall have reasonable access to Company s representatives as necessary to perform the Services provided for by this Agreement. In any event Consultant s time commitment under this Agreement shall not exceed on average one day per week, during the Term, and shall be limited in scope to the technologies licensed and/or developed by Company.

1.2 Reports. Consultant shall communicate the progress of its performance under the Project Plan to Company informally on a regular basis.

1.3 Compensation. Consultant shall be paid for performance of the Services as specified in the Project Plan, subject to the reporting obligations pursuant to Section 1.2.

1.4 Conflict of Interest; Exclusive Arrangement.

1.4.1 If a conflict of interest should arise during the performance of this Agreement, Consultant shall immediately notify Company thereof and Company shall have the option to pursue any and all remedies, equitable, legal or otherwise, that may be available to Company in connection therewith. Consultant shall ensure that its performance of the Services does not conflict with Consultant s duties at the University of Pennsylvania.

1.4.2 Company may from time to time (i) engage other persons and entities to act as consultants to Company and perform services for Company, including, without limitation, services similar to the Services, and (ii) enter into agreements similar to this Agreement with other persons or entities, in all cases without the necessity of obtaining any approval from Consultant.

1.4.3 For a period extending 18 months after the termination of this agreement, consultant may not act as a consultant to, perform services for, or enter into agreements similar to this Agreement, become a 1% shareholer, partner, agent, director, advisor or have any other relationship with, other persons or entities in the field of vaccines, without obtaining the prior written approval from Company, such consent may not be unreasonably withheld.

2. CONFIDENTIAL INFORMATION

2.1 Confidentiality. Consultant agrees to maintain in strict confidence all Confidential Information (as defined below) provided to, or learned or developed by, Consultant during the course of Consultant s performance of the Services. Consultant shall not disclose or disseminate any Confidential Information to any person or entity, except with the prior written consent of Company. In addition, Consultant shall not use or copy any Confidential Information for any purpose other than in connection with performance of the Services hereunder. The obligation under this Section 2.1 shall terminate five years after the end of the Term.

2.2 Definition of Confidential Information. The term Confidential Information shall mean all trade secrets, processes, formulae, data and know-how, improvements, inventions, chemical or biological materials, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by Company, or has otherwise become known to Company, or which proper rights have been assigned to Company, as well as any other information and materials that are deemed confidential or proprietary to or by Company (including, without limitation, all information and materials of Company s customers and any other third party and their consultants). The confidential information should be in writing and marked confidential or, if oral, should be reduced to writing within two weeks of disclosure and marked confidential.

2.3 Exceptions to Confidential Information. Notwithstanding the foregoing paragraph, Confidential Information shall not include any information or materials that: (a) are or become known to the general public through no act or omission of Consultant or any other person with an obligation of confidentiality to Company, (b) are required to be disclosed pursuant to applicable law (provided, however, that prior to any disclosure of Confidential Information as required by applicable law, Consultant shall advise Company of such required disclosure promptly upon learning thereof and shall cooperate with Company in order to afford them a reasonable opportunity to contest or limit such disclosure), or (c) information that is in Consultant s possession at the time of disclosure based on Consultant s written records.

2.4 Consultant-Restricted Information. Consultant agrees that Consultant will not improperly use or disclose to the Company any proprietary or confidential information or trade secrets of any person or entity with whom Consultant has an agreement or duty to keep such information or secrets confidential.

3. INTELLECTUAL PROPERTY

3.1 Assignment of Inventions. Consultant agrees that Consultant will promptly make full written disclosure to Company, will hold in trust for the sole right and benefit of Company, and hereby assigns, transfers and conveys to Company, or its designee, all of Consultant s worldwide right, title, and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under copyright or similar laws, which Consultant may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, in the performance of the Services or which result, to any extent, from use of Company s premises or property (collectively, the Inventions), including, without limitation, any and all intellectual property rights inherent in the Inventions and appurtenant thereto including, without limitation, all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, Intellectual Property Rights), provided that such Inventions and Intellectual Property Rights were: (i) conceived, developed, or reduced to practice during the days on which Consultant is scheduled to work for Company as set forth in the applicable Project Plan, (ii) not conceived, developed, or reduced to practice at any facility of the University of Pennsylvania, (iii) not conceived, developed, or reduced to practice based on any funding provided by the University of Pennsylvania or from any other third party funding attained by or through the University of Pennsylvania, and (iv) not conceived, developed, or reduced to practice under the conduct of Consultant s research at the University of Pennsylvania. Consultant acknowledges and

agrees that certain of the Inventions (whether made solely by Consultant or jointly with others) may be works made for hire, as that term is defined in the United States Copyright Act, and therefore Company would be deemed the owner of such Inventions. For purposes of clarification, to the extent any Invention is not a work made for hire, such Invention would be subject to the assignment in the first sentence of this Section 3.1. .

3.2 Further Assurances. Upon the request and at the expense of Company, Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 3.1 or to enable Company to secure its rights in the Inventions and any patents, trademarks, copyrights or other intellectual property rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce patents, trademark registrations, copyrights or other intellectual property rights in any and all jurisdictions with respect to any Inventions, or to obtain any extension, validation, re-issue, continuance or renewal of any such intellectual property right.

3.3 Existing Sponsored Research Agreements. Consultant and Company hereby acknowledge that two Sponsored Research Agreements (SRA1 and SRA2) have been executed between Company, Consultant and the University of Pennsylvania (Penn), each with an effective date of July 2, 2002. The parties hereto acknowledge that under Article 7 of each of SRA1 and SRA2, Penn shall retain all right, title and interest in any patents or inventions that are conceived and reduced to practice in the conduct of SRA1 or SRA2 (SRA Inventions), and that Company has an option to license such new SRA Inventions from Penn. It is understood that Consultant s obligation to assign Inventions to Company under Section 3.1 above shall not apply to SRA Inventions. Consultant and Company hereby acknowledge that License Agreements (License) have been executed between Company and Penn with an effective date of July 2, 2002, in which Company has licensed the rights to use certain patents (Penn Patents) from Penn.

3.4 Joint Inventions; It is agreed and understood that in accordance with the existing Penn policies Consultant s portion of Joint Inventions (defined as Inventions which were conceived and reduced to practice by Consultant and at least one Company employee) shall be assigned by Consultant to Penn. In the case of Joint Inventions that are dominated by the Penn Patents (Dominated Joint Inventions), Company shall have the option at its sole discretion to add Penn's portion of such Dominated Joint Inventions to License for no additional consideration, provided that Company shall pay the patent prosecution expenses. In the case of Joint Inventions that are not dominated by the Penn Patents (Not Dominated Joint Invention), then Company shall have a 3-year option to license Penn s portion of each such Not Dominated Joint Invention at reasonable commercial terms, provided that during the option period Company shall pay the patent prosecution expenses.

4. REPRESENTATIONS AND WARRANTIES

4.1 Each party represents and warrants that, to the best of its knowledge, it has the right to enter into and to perform its obligations hereunder without thereby breaching any of its obligations to third parties. Company acknowledges that Consultant is a faculty member and an employee of the University of Pennsylvania and has dominating obligations to the University, including any and all prevailing policies related to employment, research, and intellectual property.

4.2 Consultant represents and warrants to Company that: (i) the Services performed by Consultant hereunder will be of professional quality, consistent with generally-accepted industry standards and expectations for work of a similar nature, (ii) all Services provided to Company hereunder shall conform to the agreed-upon specifications therefor, if any, (iii) to the best of Consultant s knowledge, all Services, Inventions, and Intellectual Property Rights provided to Company hereunder will not infringe or misappropriate the patent, copyright, trademark, trade secret, or other intellectual property rights of any third party, (iv) Consultant s performance under this Agreement and Consultant s retention as a consultant by Company does not and will not breach

any obligation or agreement by which Consultant is bound to keep in confidence any information Consultant may acquire, or not to compete with any other person or entity.

4.3 COMPANY MAKES NO OTHER WARRANTY RELATING TO THE CONFIDENTIAL INFORMATION AND THE USE TO BE MADE THEREOF BY CONSULTANT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES.

5. TERM

5.1 Term. Subject to the provisions of Section 5.5, the term of this Agreement shall commence on February 1, 2005 and shall continue for a period of one year. Thereafter, this Agreement shall automatically renew for up to six additional periods of six months each (the initial term and any extension thereof, the Term) unless terminated by either party per section 5.2.

5.2 Termination. Either party may terminate this Agreement for any reason during the Term hereof upon 30 days prior written notice to the other party. Upon the expiration or earlier termination of this Agreement, Company shall only be required to pay Consultant for Services actually completed as of the effective date of such expiration or earlier termination; provided, however, that Company shall not be required to make any payments for Services associated with a milestone or targeted completion date that Consultant has failed to achieve.

5.3 Return of Company Property. All property belonging to Company in Consultant s possession or control, including, without limitation, all Confidential Information (as well as all copies, summaries, or other representations thereof) and all originals and copies of any documents, devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, and equipment shall be and remain the sole property of Company and shall be returned promptly to Company upon the expiration or earlier termination of this Agreement, and earlier if requested by Company at any time. Notwithstanding the above, Consultant shall be allowed to keep one copy for her records. Consultant shall not remove any of Company s property from Company s premises without prior written authorization from Company.

5.4 Survival. In the event this Agreement expires or is terminated for any reason, the rights and obligations of Sections 5.3, 5.4 and Articles 2, 3, and 6 shall survive such expiration or termination.

5.5 Condition Precedent. This Agreement shall not enter into force or effect unless and until Consultant shall have (i) obtained from the University of Pennsylvania a signed copy of the Acknowledgement attached hereto as Schedule B and (ii) delivered such signed copy to Company. If Consultant fails to obtain such Acknowledgement from the University of Pennsylvania and deliver it to Company within 30 days after the later of the dates set forth below in the signature block below, the Agreement shall be deemed immediately terminated and Company shall have no liability to Consultant with respect thereto.

6. NON-SOLICITATION AND NON-COMPETITION

6.1 Non-solicitation. Consultant agrees that during the term of this Agreement and for one year thereafter, Consultant shall not for any reason, either directly or indirectly, on Consultant's own behalf or in the service or on behalf of others, (i) solicit, recruit or attempt to persuade any person to terminate employment or a consulting relationship with Company or (ii) interfere in any manner with Company s relationship with, any of Company s co-venturers, vendors, suppliers, licensors or partners.

6.2 Non-competition. During the term of this Agreement and for 18 months thereafter, except for Consultant s employment with the University of Pennsylvania, Consultant shall not, either directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, accept employment with or provide consulting services to, any business or entity or engage in any business or activity that relates to the development, use,

manufacturing, marketing, or selling of vaccines or drugs relating to cancer or infectious diseases including HIV.

7. MISCELLANEOUS

7.1 Social Security Number. Consultant certifies that her correct Social Security is listed on the first page of this Agreement. Consultant acknowledges that Company will rely upon the foregoing certification in filing certain documents and instruments required by law in connection with this Agreement, including, without limitation, Form 1099 under the Internal Revenue Code of 1986, as amended (or any successor form).

7.2 Independent Contractor. For purposes of this Agreement and all Services to be provided hereunder, Consultant shall not be considered a partner, co-venturer, agent, employee or representative of Company, but shall remain in all respects an independent contractor, and neither party shall have any right or authority to make or undertake any promise, warranty or representation, to execute any contract, or otherwise to assume any obligation or responsibility in the name of or on behalf of the other party. Without limiting the generality of the foregoing, Consultant shall not be considered an employee of Company for purposes of any state or federal laws relating to unemployment insurance, social security, workers compensation or any regulations which may impute an obligation or liability to Company by reason of an employment relationship. Consultant agrees to pay all income, FICA, and other taxes or levies imposed by any governmental authority on any compensation that Consultant receives under this Agreement.

7.3 Rules and Policies. While at Company s facilities, Consultant shall observe and follow Company s work rules, policies, and standards as the same are communicated to Consultant from time to time, including, without limitation, those rules, policies and standards of Company relating to security of and access to facilities, telephone systems, electronic mail systems, and computer systems.

7.4 Successors. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Consultant hereunder are of a personal nature and shall not be assignable or delegable in whole or in part by Consultant.

7.5 Equitable Relief. Consultant hereby acknowledges and agrees that damages at law may be an inadequate remedy for any breach of Consultant s obligations under Article 2 (Confidential Information), Article 3 (Intellectual Property), Article 6 (Non-Solicitation and Non-Competition), and, accordingly, Consultant agrees that Company will be entitled to such temporary, preliminary and permanent injunctive relief as may be necessary to remedy or limit such breach, without the necessity of proving actual damages or posting any bond or other security, and including specific performance of such obligations and an order enjoining Consultant from the continuation of, or from any threatened, breach of such obligations. The rights set forth in this paragraph shall be in addition to, and not in lieu of, any other rights, which Company may have at law or in equity.

7.6 Publicity. Consultant shall not disclose to any third party any information about the Services provided or to be provided by Consultant for or on behalf of Company, except as may be required by law or as Company may otherwise agree in writing.

7.7 Assignment. Consultant shall not assign this Agreement or any right hereunder, nor delegate of any Consultant s duties hereunder, without the prior written consent of Company.

7.8 Amendments. No change, modification, extension, termination or waiver of this Agreement, or any of the provisions herein contained, shall be valid unless made in writing and signed by Consultant and a duly authorized representative of Company.

7.9 No Waiver. No term or provision of this Agreement will be considered waived and no breach consented to by either party unless such waiver or consent is in writing signed on behalf of

the party against whom it is asserted. No consent to or waiver of a breach of this Agreement by either party, whether express or implied, will constitute a consent to, waiver of, or excuse for any other, different, or subsequent breach of this Agreement by such party.

7.10 Severability. Any provisions of this Agreement which are determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provisions in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties hereto shall request that such court reduce the scope, duration, or area of the provision, delete specific words or phrases from the provision, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties hereto, and this Agreement shall be enforceable as so modified in the jurisdiction in which the provision was declared invalid or unenforceable.

7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to its conflict of law provisions.

7.12 Entire Agreement. This Agreement represents the entire agreement between the parties regarding the Services provided during the term of this Agreement and shall supersede all previous communications, representations, understandings, and agreements, whether oral or written, by or between the parties with respect thereto, whether theretofore or hereafter disclosed to Consultant. Without limitation, this Agreement does not supersede any confidentiality agreement that may have been signed between Company and Consultant.

7.13 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, but both of which together shall constitute but one and the same instrument.

IN WITNESS HEREOF, the parties have read and agree to be bound by the above terms and conditions and have entered into this Agreement effective as of the date set forth above.

Company

By: [signature]

(Signature)

J. Todd Derbin

Printed Name

CEO

Title

28 January, 2005

Date

Consultant

By: [signature]

(Signature)

Yvonne Paterson

Printed Name

Dr.

Title

January 28, 2005

Date

SCHEDULE A

PROJECT PLAN

I. CONSULTING SERVICES

(a) Omitted

(b) Consulting services relating to: All technology/science related issues; Scientific/R&D related issues; patent prosecution and inventorship issues; defining scientific milestones; R&D budgeting; hiring and staffing of R&D department; obtaining lab equipment and supplies; providing input data and materials for the FDA process; designing toxicology studies; designing protocols for clinical trials; performing animal trials and proof of concept for next generation of applications.

(c) A compendium of all scientific and technical data consisting of the chronological history of the relevant experiments performed to date in Dr. Paterson s lab including publications and supporting data (**Due Diligence Book**).

(d) Support Company s effort on IND submission for Phase I clinical trial in cervical cancer (**Phase I**).

(e) Collaboration with the Company s scientific, legal and executive management to ensure a smooth technology transfer from the laboratory to the Company s manufacturing partners and other collaborators.

(f) Assist the Company in developing additional Listeria monocytogenes based vectors for indications other than cervical cancer.

(g) Assist the Company in developing LLO fusion protein based vectors for indications other than cervical cancer.

Ommited.

(i) Provide a summary of all disclosures of new inventions related to the licensed patent portfolio.

(j) Assist the Company in establishing and launching its laboratory.

(k) In addition, Consultant shall be the Chairman of the Scientific Advisory Board.

II. COMPENSATION AND PAYMENT SCHEDULE

(a) **Cash Compensation**. provided that this agreement has not been terminated Company shall pay to Consultant $3,000 per month for the Term. Upon the closing of an additional $3 million in equity capital, the rate shall increase to $5,000 per month. Upon the closing of an additional $6 million in equity capital, the rate shall increase to $7,000 per month. Upon the closing of an additional $9 million in equity capital, the rate shall increase to $9,000 per month.

(b) **Stock Options**. Upon and subject to the adoption and approval of the Advaxis, Inc 2005 Stock Option Plan (the <u>Plan</u>) and Pursuant to the terms of Plan, Company will issue stock options (<u>Options</u>) to Consultant for 400,000 Shares of Common Stock. The Options shall be non-qualified and be executable at 28c per share. 40,000 options shall be fully vested when granted. 360,000 options shall vest equally over 48 months, at the rate of 7,500 options per month, provided that the Agreement has

not been terminated by Consultant. For clarification, it is the intention of the parties that if Consultant will agree to renew this Agreement for an aggregate Term of 4-years, then Consultant shall vest 400,000 options. Other terms and conditions as set forth in the Plan shall apply.

(c) The Company shall also pay the Consultant all reasonable expenses incurred in performing services hereunder. Such reasonable expenses shall include, but not necessarily be limited to, expenses associated with travel as may be designated or approved by the Company, meals in association with such travel, duplicating documents, record keeping, express mail, computer programs and equipment, and other supplies and similar matter. The Company shall pay such expenses within thirty business days of receipt of an applicable invoice.

SCHEDULE B

ACKNOWLEDGMENT

The Trustees of the University of Pennsylvania acknowledges and approves the attached Consultancy Agreement (the "Agreement") entered into between Avaxis (the "Company") and Dr. Yvonne Paterson (the "Consultant"). In addition, Penn agrees to be bound by the terms set forth in the Agreement under Section 3.4, Joint Inventions.

By:

____
(Signature)

____
Printed Name

____
Title

____
Date